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Exhibit 3.83

[STAMP]	[STAMP]

ARTICLES OF INCORPORATION-FOR PROFIT

OF

TW ACQUISITION CORPORATION
Name of Corporation

A TYPE OF CORPORATION INDICATED BELOW

Indicate type of domestic corporation:

☒ Business-stock (15 Pa.C.S. § 1306)	☐ Management (15 Pa.C.S. § 2702)
☐ Business-nonstock (15 Pa.C.S. § 2102)	☐ Professional (15 Pa.C.S. § 2903)
☐ Business-statutory close (15 Pa.C.S. § 2303)	☐ Insurance (15 Pa.C.S. § 3101)
☐ Cooperative (15 Pa.C.S. § 7102)

DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)

        In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1.	The name of the corporation is: TW Acquisition Corporation
2.	The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the country of venue is:
	(a)	148 West State Street, Suite 100, Kennett Square, Pennsylvania 19348 (Chester)

	Number and Street	City	State	Zip	County
	(b) c/o:	n/a
		Name of Commercial Registered Office Provider			County
For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.
3.	The Corporation is incorporated under the provisions of the Business Corporation Law of 1988.
4.	The aggregate number of shares authorized is: One thousand (1,000) Common Stock (other provisions, if any, attach 8 1/2 X 11 sheet)
5.	The name and address, including number and street, if any, of each incorporator is:
	Name	Address
	Alice A. Deck	Four Penn Center Plaza, Philadelphia, PA 19103

6.	The specified effective date, if any, is:

		month	day	year	hour, if any

        Shareholders shall not be entitled to cumulative voting.

        IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 15th day of September, 1993

/s/ ALICE A. DECK
(Signature)	(Signature) Alice A. Deck, Incorporator

                      [STAMP]

ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
DSCB: 15-1926 (REV 90)
2546272

        In compliance with the requirements of 15 Pa. C.S. §1926 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:

  1.
  The name of the business corporation surviving the merger is:

      TW Acquisition Corporation (a Pennsylvania corporation)

  2.
  Upon the filing of these Articles of Merger, the name of the surviving business corporation shall be changed to "The Tidewater Healthcare Shared Services Group, Inc." and the Articles of Incorporation shall hereby be amended through the filing of these Articles of Merger to reflect such name change.

  3.
  The surviving business corporation is a domestic business corporation and the address of its current registered office in this Commonwealth is:

      148 West State Street
      Suite 100
      Kennett Square, PA 19348
      (Chester County)

  4.
  The name and the address of the registered office in the Commonwealth and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger is as follows:

      None

  5.
  The name and address of the registered office of each other foreign business corporation which is a party to the plan of merger is as follows:

      The Tidewater Healthcare Shared Services Group, Inc.
      a Maryland corporation
      515 Fairmount Avenue
      Suite 800
      Towson, MD 21286

  6.
  The manner in which the plan of merger was adopted by each domestic entity is as follows:

Name of Entity	Manner of Adoption
TW Acquisition Corporation	Unanimous Consent of Board of Directors and Sole Shareholder pursuant to §1924(a), §1727(b) and §1766(a)
  7.
  The plan of merger is set forth in full on Exhibit A attached hereto and made a part hereof.

        IN WITNESS WHEREOF, each undersigned entity has caused these Articles of Merger to be signed by a duly authorized officer thereof this 30th day of November, 1993

TW ACQUISITION CORPORATION a Pennsylvania corporation
By:	/s/ LEWIS J. HOCH Lewis J. Hoch, Vice President
THE TIDEWATER HEALTHCARE SHARED SERVICES GROUP, INC. a Maryland corporation
By:	Edward A. Burchell, President

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  Exhibit 3.83
ARTICLES OF INCORPORATION-FOR PROFIT OF TW ACQUISITION CORPORATION Name of Corporation A TYPE OF CORPORATION INDICATED BELOW
ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION DSCB: 15-1926 (REV 90) 2546272